Exhibit 10.21

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT, dated as of July 18, 2013, is entered into between COMERICA BANK (“Lender”), whose address is 226 Airport Parkway, Suite 100, San Jose, CA 95110 and TRIPLEPOINT CAPITAL LLC (“TriplePoint”), with an address at 2755 Sand Hill Road, Suite 150, Menlo Park, CA 94025. Lender and TriplePoint are sometimes referred to herein as the “Secured Parties” and each a “Secured Party.”

RECITALS

A. VIOLIN MEMORY, INC. (“Borrower”), and Lender entered into a Loan and Security Agreement dated as of July 18, 2013 (as it may be amended, restated, replaced or supplemented from time to time, the “Lender Loan Agreement”), and the Lender Loan Agreement and the documents executed in connection therewith (including in all cases for the avoidance of doubt any “Loan Documents” as defined in the Lender Loan Agreement) or in connection with any of the transactions referred to in clause (i) of the definition of Lender Debt Limit (defined below) are referred to in this Agreement as the “Lender Loan Documents.” All of Borrower’s present and future indebtedness, liabilities and obligations, fees and expenses under or in connection with the Lender Loan Documents (including without limitation any interest, fees and expenses accruing after the commencement of any Insolvency Proceeding, whether or not such interest, fees and expenses are recoverable from the Borrower or allowed, allowable or provable in any such proceeding) are referred to in this Agreement collectively as the “Lender Debt.”)

B. Borrower and TriplePoint entered into a Plain English Growth Capital Loan and Security Agreement dated as of May 13, 2013 (as it has been or may hereafter be amended, restated, replaced or supplemented from time to time, the “TriplePoint Loan Agreement”). The TriplePoint Loan Agreement and the documents executed in connection therewith (including in all cases for the avoidance of doubt any “Loan Documents” as defined in the TriplePoint Loan Agreement) are referred to in this Agreement as the “TriplePoint Loan Documents.” All of Borrower’s present and future indebtedness, liabilities and obligations, fees and expenses under or in connection with the TriplePoint Loan Documents (including without limitation any interest, fees and expenses accruing after the commencement of any Insolvency Proceeding, whether or not such interest, fees and expenses are recoverable from the Borrower or allowed, allowable or provable in any such proceeding) are referred to in this Agreement collectively as the “TriplePoint Debt.”

The parties agree as follows:

1. Definitions. As used in this Agreement, the following terms have the following meanings:

“Accounts” means all “accounts” as defined in Article 9 of the Code.

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. §§101 et seq., as amended.

“Borrower’s Books” means all of Borrower’s books and records including: ledgers; records concerning Borrower’s assets or liabilities, the Accounts, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

“Code” shall mean the California Uniform Commercial Code.

“Collateral” shall mean Lender Priority Collateral and TriplePoint Priority Collateral.

“Debt” shall mean, as the context may indicate, either the Lender Debt or the TriplePoint Debt.

“Debt Limit” shall mean, as the context may indicate, either the Lender Debt Limit or the TriplePoint Debt Limit.

“Deposit Accounts” shall have the meaning given to such term in Article 9 of the UCC.

“Designated Lender Proceeds Account” means any Deposit Account or lockbox that may exist or be opened by Borrower for the deposit of Accounts or other Lender Priority Collateral or proceeds of Lender Priority Collateral, including, without limitation, account nos. [                    ] and [                    ], and any and all other Deposit Accounts and lockboxes established with Lender from time to time in replacement or substitution therefor.

“Disposition” means with respect to any Collateral, any sale, lease, exchange, transfer or other disposition of such Collateral.

“Insolvency Proceeding” means any of the following: (i) any case or proceeding filed by or against Borrower as debtor under the Bankruptcy Code or any other Federal or State bankruptcy, insolvency, reorganization or other law affecting creditors’ rights or any other or similar proceedings seeking any stay, reorganization, arrangement, composition or readjustment of the obligations and indebtedness of Borrower, (ii) any proceeding filed by or against Borrower seeking the appointment of any trustee, receiver, liquidator, custodian or other insolvency official with similar powers with respect to Borrower or any of its assets, (iii) any proceeding filed by or against Borrower for liquidation, dissolution or other winding up of the business of Borrower, or (iv) any assignment for the benefit of creditors by Borrower or any action seeking marshalling of assets of Borrower.

“Inventory” means all “inventory” as defined in Article 9 of the Code.

“Lender Debt Limit” shall mean a principal amount of indebtedness under the Lender Loan Agreement not to exceed the Lender Debt Principal Cap, plus (i) all obligations to Lender arising in the ordinary course of Borrower’s business in respect of cash management or treasury management services (including controlled disbursement services), establishing and maintaining Deposit Accounts, credit card processing and ACH or hedging transactions and corporate, purchase or debit cards, (ii) all interest, costs, fees (including breakage costs and yield maintenance charges), and expenses arising under the Lender Loan Documents, and (iii) indebtedness, liabilities, and obligations incurred in connection with any DIP Financing (defined in, and subject to the limitations set forth in, Section 9 (a) below).

“Lender Debt Principal Cap” means (i) at all times before the consummation of Borrower’s initial public offering, Seven Million Five Hundred Thousand Dollars ($7,500,000), and (ii) at all times after consummation of Borrower’s initial public offering, Ten Million Dollars ($10,000,000).

“Lender Priority Collateral” means

(i) all of the Borrower’s present and future Accounts;

(ii) returned or rejected Inventory;

(iii) all Designated Lender Proceeds Accounts;

(iv) as of any date of determination, all Cash Proceeds of the items referred to in the preceding clauses (i), (ii) and (subject to and without limiting Section 2(e)) (iii) of Borrower received during the immediately preceding forty-five (45) days that are (x) in any Deposit Account or investment account (as defined in the Code) of Borrower, (y) in Borrower’s possession, or (z) under Borrower’s control;

(v) all documents, instruments, chattel paper, letter-of-credit rights, supporting obligations and general intangibles, all as defined in Article 9 of the Code, and in each case, to the extent evidencing or constituting Proceeds (as defined in the Code) of any of the items referred to in the preceding clauses (i), (ii), (iv) and (subject to and without limiting Section 2(e)) (iii); and

(vi) any and all claims, rights and interests in any of the above, and all substitutions and replacements for, additions, accessions, attachments, accessories, and improvements to, and Proceeds of any of the above, and all Borrower’s Books relating to any of the above.

“Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Loan Documents” shall mean, as the context may indicate, either the TriplePoint Loan Documents and the Lender Loan Documents.

“Person” means an individual, corporation, partnership, limited liability company, limited liability partnership, association, joint-stock company, trust, unincorporated organization, joint venture, governmental authority or other regulatory body.

“Priority Collateral” shall mean, as the context may indicate, either the Lender Priority Collateral or the TriplePoint Priority Collateral.

“Priority Secured Party” shall have the meaning given to such term in Section 4(d).

“Subordinate Secured Party” shall have the meaning given to such term in Section 4(d).

“TriplePoint Debt Limit” shall mean non-revolving indebtedness in an aggregate principal amount not to exceed $50,000,000, plus (i) interest, costs, fees (including breakage costs, yield maintenance charges and the End of Term Payment (as defined in the TriplePoint Loan Agreement)) and out-of-pocket expenses arising under the TriplePoint Loan Documents and (ii) indebtedness, liabilities, and obligations incurred in connection with any DIP Financing (defined in, and subject to the limitations set forth in, Section 9 (a) below).

“TriplePoint Priority Collateral” means all “Collateral” as defined in the TriplePoint Loan Agreement) other than the Lender Priority Collateral.

2. Priorities.

(a) All security interests now or hereafter acquired by TriplePoint in the TriplePoint Priority Collateral shall at all times be prior and superior to all security interests and other interests or claims now held or hereafter acquired by Lender in the TriplePoint Priority Collateral provided that TriplePoint’s security interest in the TriplePoint Priority Collateral shall have priority over the Lender’s security interest in the TriplePoint Priority Collateral only to the extent it secures the TriplePoint Debt up to the TriplePoint Debt Limit. Nothing herein prohibits TriplePoint from permitting the TriplePoint Debt to exceed the TriplePoint Debt Limit, but Lender’s security interest in the TriplePoint Priority Collateral (up to the Lender Debt Limit) shall have priority over TriplePoint’s security interest in the TriplePoint Priority Collateral to the extent of any TriplePoint Debt in excess of the TriplePoint Debt Limit.

(b) All security interests now or hereafter acquired by Lender in the Lender Priority Collateral shall at all times be prior and superior to all security interests and other interests and claims now held or hereafter acquired by TriplePoint in Lender Priority Collateral; provided that the Lender’s security interest in the Lender Priority Collateral shall have priority over TriplePoint’s security interest in the Lender Priority Collateral only to the extent it secures Lender Debt up to the Lender Debt Limit. Nothing herein prohibits the Lender from permitting the Lender Debt to exceed the Lender Debt Limit, but TriplePoint’s security interest in the Lender Priority Collateral (up to the TriplePoint Debt Limit) shall have priority over the Lender’s security interest in the Lender Priority Collateral to the extent of any Lender Debt in excess of the Lender Debt Limit.

(c) Subject to the foregoing, all Lender Debt in excess of the Lender Debt Limit and all TriplePoint Debt in excess of the TriplePoint Debt Limit shall share pari passu in the Collateral after payment in full of the Lender Debt up to the Lender Debt Limit and the TriplePoint Debt up to the TriplePoint Debt Limit.

(d) The priorities specified in this Agreement shall be applicable irrespective of the time or order of attachment or perfection of any security interest or the time or order of filing of any financing statements or other documents, or the giving of any notices of purchase money security interests or other notices, or possession of any Collateral, or any statutes, rules or law, or court decisions to the contrary. The subordinations and priorities specified in this Agreement are expressly conditioned upon the nonavoidability and perfection of the security interest to which another security interest is subordinated, and if the security interest to which another security interest is subordinated is not perfected or is avoidable, for any reason, then the subordinations and relative priority provided for in this Agreement shall not be effective as to the particular Collateral that is the subject of the unperfected or avoidable security interest.

(e) For the avoidance of doubt, as to any Deposit Account that is the Priority Collateral of one Secured Party, any Priority Collateral of the other Secured Party that is deposited in such Deposit Account shall continue to constitute the Priority Collateral of such other Secured Party.

3. Secured Parties’ Rights. Lender and TriplePoint each agree that the other may at any time, and from time to time, without the consent of the other Secured Party and without notice to the other Secured Party, amend, renew or extend any of its Debt or that of any other person at any time directly or indirectly liable for the payment of any of its Debt, accept partial payments of its Debt, settle, release (by operation of law or otherwise), compound, compromise, collect or liquidate any of its Debt, release, exchange, fail to perfect, delay the perfection of, fail to resort to, or realize upon any of its Priority Collateral, change, alter or vary the applicable rates of interest on, or any other terms or provisions of its Debt or any present or future instrument, document or agreement with the Borrower, and take any other action or omit to take any other action with respect to its Debt as it deems necessary or advisable in its sole discretion. Lender and TriplePoint each waive any right to require the other to marshal any Collateral or other assets in favor of it or against or in payment of any or all of its Debt, and waive any rights of appraisement, valuation or similar rights in respect of the other party’s Priority Collateral. Notwithstanding the foregoing, each Secured Party agrees to notify the other Secured Party in writing promptly upon the execution and delivery of any amendment, modification or waiver to any of its respective Loan Documents (which notification shall include a copy of the relevant documents); provided, that the failure to do so shall not create a cause of action against, or liability on the part of, the party failing to give such notice, nor shall it create any claim or right on behalf of the other party, Borrower or any third party, or affect the rights and obligations of the Secured Parties.

4. Remedies.

(a) Subject to Sections 4(c) and 5 below, after the occurrence and during the continuation of a default or event of default under the TriplePoint Loan Documents, TriplePoint shall be entitled to accelerate the TriplePoint Debt and exercise its remedies under the TriplePoint Loan Documents. Subject to Section 4(b) below, after the occurrence and during the continuation of a default or event of default under the Lender Loan Documents, Lender shall be entitled to accelerate the Lender Debt and exercise its remedies under the Lender Loan Documents.

(b) Notwithstanding anything to the contrary in this Agreement, until termination of this Agreement under Section 18(h), Lender shall not collect, take possession of, foreclose upon, or exercise any other rights or remedies with respect to the TriplePoint Priority Collateral, judicially or nonjudicially, or attempt to do any of the foregoing, without the prior written consent of TriplePoint, which shall be a matter of TriplePoint’s sole discretion, until 120 days after the date Lender gives TriplePoint written notice that the Debt under the Lender Loan

Documents has been accelerated; provided that if, prior to the expiration of such 120-day period, (i) TriplePoint has commenced a judicial proceeding or non-judicial action to collect or enforce the TriplePoint Debt or the TriplePoint Priority Collateral, or (ii) an Insolvency Proceeding is commenced, then such period shall be extended during the continuation of such proceeding, action or Insolvency Proceeding until the payment in cash in full of the TriplePoint Debt, but Lender may, subject to Section 9 of this Agreement, take such action in any such proceeding, action or Insolvency Proceeding referred to in clause (i) or (ii) above as it deems necessary in its good faith judgment to protect its interests in any such proceeding, action or Insolvency Proceeding. Any foreclosure or other exercise of remedies by Lender with respect to TriplePoint Priority Collateral after the expiration of said time period shall be subject to the priorities set forth in this Agreement, and upon receipt of any Proceeds of TriplePoint Priority Collateral, Lender shall, subject to the other provisions of this Agreement, remit the same to TriplePoint to be applied to the TriplePoint Debt. Notwithstanding anything to the contrary herein, nothing in this Agreement shall be deemed to prohibit Lender from exercising its rights and remedies under the Lender Loan Documents to terminate any commitment on the part of Lender to extend credit to Borrower and/or withhold funding from Borrower.

(c) Notwithstanding anything to the contrary in this Agreement, until termination of this Agreement under Section 18(h), TriplePoint shall not collect, take possession of, foreclose upon, or exercise any other rights or remedies with respect to Lender Priority Collateral, judicially or nonjudicially, or attempt to do any of the foregoing, without the prior written consent of Lender, which shall be a matter of Lender’s sole discretion, until 120 days after the date TriplePoint gives Lender written notice that the Debt under the TriplePoint Loan Documents has been accelerated; provided that if, prior to the expiration of such 120-day period, (i) Lender has commenced a judicial proceeding or non-judicial action to collect or enforce the Lender Debt or the Lender Priority Collateral, or (ii) an Insolvency Proceeding is commenced, then such period shall be extended during the continuation of such proceeding, action or Insolvency Proceeding until the payment in cash in full of the Lender Debt but TriplePoint may, subject to Section 9 of this Agreement, take such action in any such proceeding, action or Insolvency Proceeding referred to in clause (i) or (ii) above as it deems necessary in its good faith judgment to protect its interests in any such proceeding, action or Insolvency Proceeding. Any foreclosure or other exercise of remedies by TriplePoint with respect to Lender Priority Collateral shall be subject to the priorities set forth in this Agreement, and upon receipt of any Proceeds of Lender Priority Collateral, TriplePoint shall, subject to the other provisions of this Agreement, remit the same to Lender to be applied to the Lender Debt. Notwithstanding anything to the contrary herein, nothing in this Agreement shall be deemed to prohibit TriplePoint from exercising its rights and remedies under the TriplePoint Loan Documents to terminate any commitment on the part of TriplePoint to extend credit to Borrower and/or withhold funding from Borrower.

(d) Upon any Disposition by a Secured Party (the “Priority Secured Party”) of any of its Priority Collateral, or a Disposition of such Priority Collateral by Borrower with the Priority Secured Party’s prior written consent, the other Secured Party (the “Subordinate Secured Party”) shall, if requested by the Priority Secured Party, execute and immediately deliver any and all releases, terminations and other documents or agreements which are reasonably necessary to accomplish a Disposition of the Collateral free of the security interest of the Subordinate Secured Party (collectively, the “Releases”); provided that, subject to all of the terms and conditions of this Agreement, the Subordinate Secured Party shall retain its interest in the Proceeds of the such Collateral. If a Subordinate Secured Party fails to deliver the Releases to the Priority Secured Party within five (5) Business Days after written demand by Priority Secured Party, such Subordinate Secured Party shall be deemed to have appointed the Priority Secured Party as its true and lawful attorney in fact with full power and authority in the name, place and stead of such Subordinate Secured Party to take any and all action and to execute or file any and all Releases which may be necessary to accomplish the purposes of this Section 4(d), including any endorsements or other instruments of transfer or release or any UCC-3 amendments releasing such Priority Collateral (but no other Collateral).

(e) Any payment, distribution, security or proceeds of or on account of any Collateral that is received by any Secured Party in contravention of this Agreement, whether received from Borrower or any other Person, shall be segregated and held in trust and forthwith paid over to the other Secured Party in the same form as received, together with any necessary endorsement, for application to the obligations owing to the other Secured Party.

5. Use and Access Rights. TriplePoint hereby grants to Lender and its designated agents and representatives, a royalty and rent free, non-exclusive license and lease to use the TriplePoint Priority Collateral to the extent necessary in connection with the collection of the Lender Priority Collateral (the “Use”); provided that (x) the Use shall be for a period not to exceed 120 days after the date on which TriplePoint gives notice to Lender that it has obtained possession and control of such TriplePoint Priority Collateral, (y) nothing contained in this Section 5 shall restrict TriplePoint from selling, assigning or otherwise transferring any TriplePoint Priority Collateral necessary for the Use prior to the expiration of such 120 day period if the purchaser, assignee or transferee agrees to be bound by the provisions of this Section 5 and (z) TriplePoint shall not be obligated to incur any additional expense or liability in the performance of its obligations under this Section 5. If Lender elects to use the TriplePoint Priority Collateral as provided in this Section 5, it shall take all reasonable efforts to avoid, to the extent reasonably practicable, interference with the operation of the TriplePoint Priority Collateral or its Disposition. Notwithstanding anything in this Section 5 to the contrary, no Secured Party shall have any obligation to take any enforcement action with respect to any of its Priority Collateral that may be available to it under its Loan Documents.

6. Collateral in Possession.

(a) In the event that either Secured Party takes possession of or has “control” (as such term is used in the Code as in effect in each applicable jurisdiction) over any Collateral for purposes of perfecting its lien thereon, such Secured Party shall be deemed to be holding such Collateral as gratuitous bailee or gratuitous agent for the other Secured Party, solely for purposes of perfection of the other Secured Party’s security interest or lien; provided, however, that that (i) any Secured Party knowingly in possession of any tangible possessory Collateral that is not its Priority Collateral shall promptly, without recourse or warranty, transfer possession thereof to the other Secured Party, and (ii) without limiting the preceding clause (i), neither Secured Party shall have any duty or liability to protect or preserve any rights pertaining to any of the Collateral for the other Secured Party, each Secured Party shall be entitled to act on the Collateral in accordance with the terms of this Agreement, and each Secured Party hereby waives and releases the other Secured Party from all claims and liabilities arising under its role as such gratuitous bailee or gratuitous agent, except for claims and liabilities arising from gross negligence or willful misconduct as finally determined under a final and non-appealable order of a court of competent jurisdiction.

(b) After the payment in full of the Lender Debt and termination of all commitments under the Lender Loan Documents, Lender shall, upon the request of TriplePoint, deliver, or transfer control of, as applicable, without recourse or warranty, the remainder of such Collateral, if any, in its possession or under its control to the designee of TriplePoint (except as may otherwise be required by applicable law or court order).

(c) After the payment in full of the TriplePoint Debt and termination of all commitments under the TriplePoint Loan Documents, TriplePoint shall, upon the request of Lender, deliver, or transfer control of, as applicable, without recourse or warranty, the remainder of such Collateral, if any, in its possession or under its control to the designee of Lender (except as may otherwise be required by applicable law or court order).

(d) It is understood and agreed that this Section is intended solely to assure continuous perfection of Secured Parties’ security interests in and liens on the Collateral, and nothing in this Section shall be deemed or construed as altering the priorities or obligations set forth elsewhere in this Agreement.

7. No Commitment by Secured Parties. This Agreement shall in no way be construed as a commitment or agreement by Lender or TriplePoint to provide financing to the Borrower or continue financing arrangements with Borrower. Lender and TriplePoint may terminate such arrangements at any time in accordance with the agreements governing such financing arrangements.

8. Insurance. In the event of any loss affecting the Collateral, the Priority Secured Party of such Collateral shall, subject to such Secured Party’s agreements with Borrower, have the sole and exclusive right, as against the Subordinate Secured Party, to adjust settlement of any insurance policy relating to such Collateral. Subject to its agreements with Borrower, all proceeds of such policy shall be paid to the Priority Secured Party, and said Secured Party may, in its discretion, either apply the same to its Debt (up to the Debt Limit, with the remaining proceeds, if any, delivered to the Subordinate Secured Party) or release the same to the Borrower for replacement of the affected Collateral or other use in its business. Subject to applicable law, after payment of such Priority Secured Party’s Debt (up to the Debt Limit), any remaining proceeds shall be promptly remitted to the Subordinate Secured Party for application to its Debt (up to the Debt Limit) owing to it, subject to Subordinate Secured Party’s agreements with Borrower.

9. Bankruptcy Matters. This Agreement shall be applicable both before and after the filing of any petition by or against Borrower under the Bankruptcy Code or any other Insolvency Proceeding and all converted or succeeding cases in respect thereof, and all references herein to Borrower shall be deemed to apply to the trustee for Borrower and Borrower as a debtor-in-possession. The relative rights of the Secured Parties in respect of any Collateral or proceeds thereof shall continue after the filing of such petition on the same basis as prior to the date of such filing.

(a) Use of Cash Collateral / DIP Financing. Until termination of this Agreement under Section 18(h), if Borrower becomes subject to any Insolvency Proceeding and a Priority Secured Party agrees to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) consisting of Proceeds of its Priority Collateral or to permit Borrower to obtain financing, whether from such Priority Secured Party or any other Person under Section 364 of the Bankruptcy Code, or any similar law, that is secured by Liens that are senior to or on a parity with such Priority Secured Party’s Liens in such Priority Collateral (the “DIP Financing”), then the Subordinate Secured Party:

(i) will not contest or otherwise object to such use of Cash Collateral or such DIP Financing on any basis available to, or capable of being asserted by, the Subordinate Secured Party in its capacity as record or beneficial holder of a Lien on such Priority Collateral (including, without limitation, any objection alleging Borrower’s failure or inability to provide “adequate protection” for any such Lien on such Priority Collateral); and

(ii) will agree to the subordination of all Liens held by the Subordinate Secured Party in such Priority Collateral to the Liens on the Priority Collateral securing such use of Cash Collateral or DIP Financing (and all obligations relating thereto).

The aggregate principal amount of any DIP Financing of any Priority Secured Party shall not exceed, as of any date of determination, the sum of (x) the then-applicable Debt Limit of such Priority Secured Party (assuming, for purposes of this calculation, that the indebtedness under such Priority Secured Party’s Loan Documents is fully funded), plus (y) twenty percent (20%) of such amount, minus (z) the principal amount of the Debt (excluding Debt consisting of DIP Financing) outstanding to such Priority Secured Party as of such date.

(b) Relief from the Automatic Stay. Until termination of this Agreement under Section 18(h), the Subordinate Secured Party with respect to the Priority Secured Party’s Priority Collateral (i) will not seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency Proceeding with respect to such Priority Collateral, without the prior written consent of the Priority Secured Party, unless the Priority Secured Party has already filed a motion (which remains pending) for relief from the automatic stay with respect to its interest in such Collateral and (ii) will not oppose (or support any other Person opposing) any motion seeking relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any of such Priority Collateral that is brought by the Priority Secured Party.

(c) Adequate Protection.

(i) Until termination of this Agreement under Section 18(h), each Secured Party agrees as to any Collateral as to which it is the Subordinate Secured Party that it will not contest (or support any other Person contesting):

(1) any request by the Priority Secured Party for adequate protection with respect to its Priority Collateral; and

(2) any objection by the Priority Secured Party to any motion, relief, action or proceeding based on such Priority Secured Party’s claiming a lack of adequate protection with respect to its Priority Collateral.

(ii) No Secured Party may seek or request adequate protection of its interest in any Collateral that is not its Priority Collateral (or other relief based on any lack of adequate protection with respect to such Collateral), except as expressly agreed to in writing by the Priority Secured Party; provided, that if the Priority Secured Party with respect to such Collateral is granted adequate protection in the form of additional or replacement Collateral (within the definition of such Secured Party’s Priority Collateral), then the Subordinate Secured Party with respect to such Collateral shall be entitled to adequate protection in the form of a Lien on such additional or replacement Collateral, which Lien on such Collateral will be subordinated to the Lien securing the Debt and DIP Financing owing to the Priority Secured Party on the same basis as the other Liens securing the Debt and DIP Financing owing to the Subordinate Secured Party are subordinated to the Liens securing the Debt and DIP Financing owing to the Priority Secured Party in accordance with the terms of this Agreement.

(d) Sale Issues. The Subordinate Secured Party with respect to the Priority Secured Party’s Priority Collateral agrees that it will consent to, and not object to or oppose, a Disposition of any such Collateral free and clear of Liens or other claims under the Bankruptcy Code (and to any sale procedures relating thereto if the Priority Secured Party consents to such Disposition and related sale procedures and all amounts received by the Priority Secured Party are applied to the Debt owed to such Priority Secured Party. The Subordinate Secured Party may not raise any objections based on rights afforded by Sections 363(e) and (f) of the Bankruptcy Code to secured creditors (or any comparable provision of any law) and will be deemed to have consented to the Disposition of such Collateral and the related sale procedures in its capacity as a secured creditor.

(e) Post Petition Interest. No Secured Party shall oppose or seek to challenge any claim by the other Secured Party for allowance and payment in any Insolvency Proceeding of post petition interest, fees or expenses to the extent of the value of the Priority Collateral of such other Secured Party as determined without regard to the existence of the junior lien of the Subordinate Secured Party.

10. Notices of Default. Each Secured Party shall use commercially reasonable efforts, in good faith, to give to the other copies of any written notice of the occurrence or existence of any default or event of default sent to Borrower, promptly following the sending of such notice to Borrower, but the failure to do so shall not affect the validity of such notice or create a cause of action against, or liability on the part of, the party failing to give such notice, nor shall it create any claim or right on behalf of the other party, Borrower or any third party, or affect the rights and obligations of the Secured Parties. The sending of such notice shall not give the recipient the obligation to cure such default or event of default. Each Secured Party shall give the other Secured Party notice of the time and place of any public sale and of the time on or after which any private sale or other intended Disposition of Collateral is to be made by the Secured Party, as provided in the Code.

11. Revivor. If, after payment of any TriplePoint Debt, Borrower thereafter becomes liable to TriplePoint on account of the TriplePoint Debt, or any payment made on the TriplePoint Debt shall for any reason be required to be returned or refunded by TriplePoint, whether as a voidable transfer or otherwise, this Agreement shall thereupon in all respects become effective with respect to such subsequent or reinstated TriplePoint Debt, without the necessity of any further act or agreement between Secured Parties. If, after payment of any Lender Debt, Borrower thereafter becomes liable to Lender on account of the Lender Debt, or any payment made on the Lender Debt shall for any reason be required to be returned or refunded by Lender, whether as a voidable transfer or otherwise, this Agreement shall thereupon in all respects become effective with respect to such subsequent or reinstated Lender Debt, without the necessity of any further act or agreement between Secured Parties.

12. Notices. Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for informal documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by reputable overnight delivery service, to the Secured Parties, at their respective addresses set forth below:

If to TriplePoint:	TriplePoint Capital LLC 2755 Sand Hill Road, Suite 150 Menlo Park, CA 94025 Attn: Legal Department

If to Lender:	Comerica Bank M/C 7578 39200 Six Mile Rd. Livonia, MI 48152 Attn: National Documentation Services

with a copy to:	Comerica Bank 226 Airport Parkway, Suite 100 San Jose, CA 95110 Attn: Jeff D. Lee

A Secured Party may change the address at which it is to receive notices, by notice in writing in the foregoing manner given to the other Secured Party.

13. Relationship of Parties. The relationship between the Secured Parties is, and at all times shall remain solely that of independent lenders. Secured Parties shall not under any circumstances be construed to be partners or joint venturers of one another; nor shall the Secured Parties under any circumstances be deemed to be in a relationship of confidence or trust or a fiduciary relationship with one another, or to owe any fiduciary duty to one another. Secured Parties do not undertake or assume any responsibility or duty to one another to select, review, inspect, supervise, pass judgment upon or otherwise inform each other of any matter in connection with the Collateral, any Collateral held by any Secured Party or the operations of Borrower. Each Secured Party shall rely entirely on its own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by any Secured Party in connection with such matters is solely for the protection of such Secured Party.

14. CHOICE OF LAW; VENUE. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE SECURED PARTIES HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF CALIFORNIA. EACH SECURED PARTY HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF CALIFORNIA.

15. JURY TRIAL WAIVER. SECURED PARTIES ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH SECURED PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL SECURED PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT.

16. REFERENCE PROVISION.

(a) In the event the Jury Trial Waiver set forth above is not enforceable, the parties elect to proceed under this Judicial Reference Provision.

(b) With the exception of the items specified in Section 16(c) below, any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to this Agreement or any other document, instrument or agreement between the undersigned parties (collectively in this Section, the “Intercreditor Documents”), will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Intercreditor Documents, venue for the reference proceeding will be in the Superior Court in the County where the real property involved in the action, if any, is located or in a County where venue is otherwise appropriate under applicable law (the “Court”).

(c) The matters that shall not be subject to a reference are the following: (i) foreclosure of any security interests in real or personal property, (ii) exercise of selfhelp remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This Agreement does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (iii) and (iv). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference under this Agreement.

(d) The referee shall be a retired Judge or Justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted.

(e) The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (i) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision.

(f) The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

(g) Except as expressly set forth in this Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

(h) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

(i) If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or Justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

(j) THE PARTIES RECOGNIZE AND AGREE THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE OTHER INTERCREDITOR DOCUMENTS.

17. Authorization. Each Secured Party represents and warrants that it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder.

18. General.

(a) Further Assurances. Each Secured Party shall execute all such documents and instruments and take all such actions as the other shall reasonably request in order to carry out the purposes of this Agreement, including without limitation (if requested by the other Secured Party) appropriate amendments to financing statements in favor of the other Secured Party in order to refer to this Agreement (but this Agreement shall remain fully effective notwithstanding any failure to execute any additional documents, instruments, or amendments).

(b) No Prior Transfers. Each Secured Party represents and warrants to the other that it has not heretofore transferred or assigned its Debt or Liens on the Collateral (or any financing statement naming Borrower as debtor and it as secured party relating to the Collateral), and that it will not do so without first delivering a copy of this Agreement to the proposed transferee or assignee, and any transfer or assignment shall be subject to all of the terms of this Agreement.

(c) Successors and Assigns; No Third Party Beneficiaries. This Agreement is solely for the benefit of Secured Parties and their successors and assigns, and neither Borrower nor any other person (including any successor-in-interest) shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.

(d) Complete Agreement; Amendments. This Agreement sets forth in full the terms of agreement between the Secured Parties with respect to its subject matter, and may not be modified or amended, nor may any rights be waived, except in a writing signed by the Secured Parties.

(e) Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument. An executed counterpart of a signature page of this Agreement by fax or other means of electronic imaging or transmission (including pdf) shall be deemed an original and shall be as effective for all purposes as delivery of a manually executed counterpart of this Agreement.

(f) Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any Loan Document, the provisions of this Agreement shall govern and control.

(g) Provisions Solely To Define Relative Rights. The lien priorities set forth in this Agreement, and the rights and benefits in respect of such lien priorities, are and are intended solely for the purpose of defining the relative rights of each Secured Party. Nothing in this Agreement is intended to or shall impair the obligations of Borrower, which are absolute and unconditional, to pay its obligations under each Secured Party’s respective Loan Documents as and when the same shall become due and payable in accordance with their terms.

(h) Termination. Subject to Section 11, this Agreement shall terminate upon the irrevocable payment in full to either Secured Party of all Debt owing to such Secured Party under its respective Loan Documents and termination of such Secured Party’s commitment to make any further advances.

[Signature Page Follows]

IN WITNESS WHEREOF, the Secured Parties hereto have caused this Intercreditor Agreement to be duly executed and delivered by their respective authorized officers as of the date first above written.

TRIPLEPOINT CAPITAL LLC

By:	/s/ Sajal Srivastara
Name:	Sajal Srivastara
Title:	COO

COMERICA BANK

By:	/s/ Jeff Lee
Name:	Jeff Lee
Title:	VP

[Secured Party Signature Page to Intercreditor Agreement]

BORROWER CONSENT AND AGREEMENT

Borrower consents to the terms of this Intercreditor Agreement and agrees not to take any actions inconsistent therewith. Borrower agrees to execute all such documents and instruments and take all such actions as a Secured Party shall reasonably request in order to carry out the purposes of this Agreement. Borrower further agrees that, at any time and from time to time, the foregoing Agreement, as to the subject matter thereof, may be altered, modified or amended by the Lender and TriplePoint without the consent of Borrower.

VIOLIN MEMORY, INC., a Delaware corporation

By:	/s/ Donald Basile
Name:	Donald Basile
Title:	CEO